                                                                    Exhibit 10.1



Carey Financial, LLC
50 Rockefeller Plaza
New York, NY 10020

             CORPORATE PROPERTY ASSOCIATES 17 - GLOBAL INCORPORATED
                    FORM OF AMENDED SELECTED DEALER AGREEMENT

Ladies/Gentlemen:

     We have agreed to use our best efforts to sell, along with a group of selected dealers (collectively, the "Selected Dealers") to be formed with our assistance, up to 250,000,000 shares of common stock, par value $0.001 per share (each a "Share," and collectively, the "Shares") of Corporate Property Associates 17 - Global Incorporated (the "Company"), of which 50,000,000 Shares are being offered pursuant to the Company's Distribution Reinvestment and Stock Purchase Plan (the "DRIP"). The Shares are being offered by us, as Sales Agent for the Company, and by the Selected Dealers. The terms of the offering of the Shares (the "Offering") are more fully described in the enclosed prospectus (the "Prospectus"), receipt of which you hereby acknowledge.

     We are hereby inviting you to act as a Selected Dealer for the Offering, subject to the other terms and conditions set forth below. You hereby confirm that you are a member in good standing of Financial Industry Regulatory Authority "FINRA"), that you have complied with all applicable federal and state broker-dealer registration requirements and that you are not a "discount broker" as that term is commonly understood in the brokerage industry. Upon execution of this Amended Selected Dealer Agreement (the "Selected Dealer Agreement"), you agree to be bound by the terms and conditions of the Sales Agency Agreement between us, as Sales Agent and the Company (the "Sales Agency Agreement") (to the extent such terms apply to the Selected Dealers), a copy of which is attached hereto as Exhibit A and of which this Selected Dealer Agreement is a part.

     Capitalized terms used herein and not otherwise defined herein shall have the same meaning as in the Sales Agency Agreement.

     Upon notification by us, you may offer the Shares at the public offering price stated in the Prospectus, subject to the terms and conditions hereof. The public offering price of the Shares and the amount of your Selling Commission that is re-allowed by us to you with respect to volume sales of Shares to single purchasers (as defined in the Prospectus) on Orders (as defined below) of $250,000 or more shall be reduced by the amount of the Share purchase price discount. In the case of such volume sales to single purchasers, your Selling Commission will be reduced for each incremental Share purchase in the total volume ranges set forth in the table below. Such reduced Share price purchase price will not affect the amount received by the Company for investment. The following table sets forth the reduced Share purchase price and Selling Commission payable to you:

Volume Discount Range for    Purchase Price Per Share    Selling Commission Per
a "Single Purchaser"         for Incremental Share in    Share on Total Sale for
                             Volume Discount Range       Incremental Share in
                                                         Volume Discount Range
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      $2,000 - $250,000               $10.00                      $0.65
    $250,001 - $500,000               $ 9.85                      $0.50
    $500,001 - $750,000               $ 9.70                      $0.35
  $750,001 - $1,000,000               $ 9.60                      $0.25
$1,000,001 - $5,000,000               $ 9.50                      $0.15

     As an example, a single purchaser would receive 50,380.7107 Shares (rather than 50,000 Shares) for his investment of $500,000 and the Selling Commission would be $28,940. On the first $250,000 of the investment there would be no discount and the purchaser would receive 25,000 Shares at $10 per share. On the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380.7107 Shares

     Selling Commissions for purchases of more than $5,000,000 are negotiable but in no event will the net purchase price be less than $9.35 per Share. We may also re-allow to you a selected dealer fee of up to $.20 per Share for each Share sold by you (the "Selected Dealer Fee"), if you have executed an Addendum to this Selected Dealer Agreement related to the Selected Dealer Fee; provided however, we will not pay you a Selected Dealer Fee if the aggregate compensation to be paid to us, you and the other Selected Dealers exceeds the limitations prescribed by FINRA.

     We will not pay Selling Commissions related to Shares purchased under the DRIP. During the Offering and until the first annual valuation of the Company's assets, Shares sold under the DRIP shall be sold at $9.50 per Share. Subsequent to the first annual valuation of the Company's assets, Shares sold under the DRIP will be sold at 95% of the then-current net asset value per Share, as estimated by the Company's Advisor or another firm chosen for that purpose. All shares sold under the DRIP shall be sold at the same price.

     To the extent a Selected Dealer is entitled to all or a portion of the $.20 per Share Selected Dealer Fee, the Selected Dealer may elect to defer over time its receipt of the Selected Dealer Fee to which it is entitled. In such event, the Selected Dealer Fee to be reallowed will be paid to the Selected Dealer over a period of up to ten years (which period will be agreed upon by Carey Financial, LLC ("Sales Agent") and the Selected Dealer) until the Selected Dealer Fee payable to the Selected Dealer has been paid in full. Further, if listing of the Company's shares occurs on a national exchange or the Company's shares are included for quotation on Nasdaq, any remaining deferred portion of the Selected Dealer Fee payable to the Selected Dealer will become immediately due and payable.

     No payment of Selling Commissions or the Selected Dealer Fee will be made in respect of Orders (or portions thereof) which are rejected by the Company. Selling Commissions and the Selected Dealer Fee will be paid within five business days following any Closing Date with respect to Shares sold to purchasers whose Shares are issued on such Closing Date. Selling Commissions and the Selected Dealer Fee will be payable only with respect to transactions lawful in the jurisdictions where they occur.

     For purposes of determining investors eligible for volume discounts, investments made by accounts with the same primary account holder, as determined by tax identification number, may be combined. This includes individual accounts and joint accounts that have the same primary holder as an individual account. Investments made through individual retirement accounts may also be combined with accounts that have the same tax identification number as beneficiary of the individual retirement account. In the event Orders are combined, the Selling Commission payable with respect to the subsequent purchase of Shares will equal the commission per share which would have been payable in accordance with the table set forth above if all purchases had been made simultaneously. Any reduction of the $0.65 per share Selling Commission otherwise payable to the Sales Agent or a Selected Dealer will be credited to the purchaser as additional Shares. Unless purchasers indicate that Orders are to be combined and provide all other requested information, the Company will not be held responsible for failing to combine Orders properly.

     In no event shall the aggregate underwriting compensation to be paid to us, you and the other Selected Dealers in connection with the Offering and sale of the Shares exceed the limitations prescribed by the FINRA.

     Orders for Shares (each an "Order") must be made during the offering period described in the Prospectus (except for Orders made pursuant to the DRIP, which may be made on an ongoing basis, pursuant to the terms of the DRIP). An order form, in the form attached to the Prospectus, (each an "Order Form") must be used in placing an Order for investors residing in certain states and, for all other investors, Orders may be placed through such procedures as are normally used by you for the sale of REIT shares and agreed to by the Company. Persons desiring to purchase Shares are required to comply with such procedures and, in certain states, to execute or have executed on their behalf one copy of the Order Form. Subscribers purchasing shares by check must make such checks payable to Wells Fargo Bank, National Association, or Wells Fargo (the Escrow Agent") until subscription proceeds reach $10 million and thereafter to the Bank of West (each of such Bank of the West and Wells Fargo being an "Agent Bank"). By noon of the business day following receipt of funds by you, either by check or by a sweep of customer accounts, you will deliver via overnight delivery service a check payable to Agent Bank, or other acceptable form of payment, for the full amount of each Order along with an Order Form for each such Order and a list showing the name, address and telephone number of, the social security number or taxpayer identification number of, the brokerage account number of (if applicable), the number of Shares purchased by, any election to participate in the DRIP by, and the total dollar amount of the investment by, each investor on whose behalf a check or other payment is delivered. You will advise the Agent Bank whether the funds you are submitting are attributable to individual retirement accounts, Keogh plans, or any other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or from some other type of investor.

     All Orders solicited by you will be strictly subject to review and acceptance by the Company, and the Company reserves the right in its absolute discretion to reject any such Order or to accept or reject Orders in the order of their receipt by the Company or otherwise. You agree to maintain, for at least six years, records of the information used by you to determine whether an investment in Shares is suitable and appropriate for a potential investor in Shares.

     If the Company elects to reject an Order (such rejection to occur within 30 days after receipt by the Company of such Order), the Company shall, within 10 business days after such rejection, inform you of such rejection and return the funds (and any interest earned thereon) and other documents submitted by the rejected purchaser to you for transmission to such purchaser. If no notice of rejection is received by you with the foregoing time limits or if funds submitted by the purchaser are released from escrow to the Company within the foregoing time limits, the Order shall be deemed accepted.

     You agree that you will use your best efforts in offering the Shares and will offer the Shares only in jurisdictions in which you are currently registered as a securities dealer and only in accordance with the securities laws of such jurisdictions.

     You covenant and agree with respect to your participation in the Offering to comply with any applicable requirements of the Securities Act of 1933 (the "33 Act") and of the Securities Exchange Act of 1934 (the "34 Act"), and the published rules and regulations of the Securities and Exchange Commission thereunder, and the Conduct Rules of FINRA including but not limited to Rule 2730, Rule 2740 and IM 2740, Rule 2420 and IM 2420 and Rule 2750 and IM 2750.

     We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the Offering. Neither you nor any other person is authorized to give any information or make any representations other than those contained in the Prospectus and sales literature furnished by the Company in connection with the Offering, and you agree not to give any such information or make any such representations. You acknowledge that we will rely upon your agreements in this paragraph and in the preceding paragraph in connection with the Sales Agency Agreement. No Selected Dealer is authorized to act as agent for us when offering any of the Shares to the public or otherwise, it being understood that you and each other Selected Dealer are independent contractors with us. Nothing herein contained shall constitute you or the Selected Dealers an association, unincorporated business, partnership or separate entity with each other or an association or partner with us. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not constitute, a waiver by you of compliance with any provision of the '33 Act or of the rules and regulations thereunder.

     The Company will provide you with such number of copies of the enclosed Prospectus and such number of copies of amendments and supplements thereto, and certain supplemental sales material prepared by the Company, as you may reasonably request for use by you in connection with the offer and sales of the Shares. In the event you elect to use any such supplemental sales material, you agree that such material shall not be used in connection with the offer and sale of the Shares unless accompanied or preceded by the Prospectus as then currently in effect and as it may be amended or supplemented in the future, and you expressly agree not to prepare or use any sales material other than the approved sales material. To the extent that information is provided to you marked "For Broker/Dealer Use Only," "Internal Use Only" or with other similar language, you covenant and agree not to provide such information to existing or prospective investors. You agree that you will not use any other offering materials without the prior written consent of the Company and us.

     This Selected Dealer Agreement shall terminate at the close of business on the 45th day after the completion of the sale of all of the Shares by the Company, unless earlier terminated or unless the Sales Agency Agreement is terminated, in which event this Selected Dealer Agreement will automatically terminate. Either party may terminate this Selected Dealer Agreement at any time by written notice, and we shall notify you promptly in the event of any early termination of this Selected Dealer Agreement.

     We will furnish to you a Blue Sky Memorandum naming the jurisdictions in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such jurisdictions, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

     Your obligations under this Selected Dealer Agreement shall be subject to the continued accuracy throughout the Effective Term of the representations, warranties and agreements of the Company under the Sales Agency Agreement and the Selected Dealer Agreement and to the performance by the Company of its obligations under such agreements and to the terms and conditions set forth in
Section 7 of the Sales Agency Agreement.

     You confirm that you are familiar with '33 Act Release No. 4968 and Rule 15c2-8 under the '34 Act, relating to the distribution of preliminary and final prospectuses, and confirm that you have complied, and will comply, therewith. You shall not directly or indirectly pay or award any finder's fees, commissions or other compensation to any persons engaged by an investor for investment advice as an inducement to such adviser to advise a potential investor to purchase Shares. In addition, you agree not to receive any rebates or give-ups or to participate in any reciprocal business arrangements (other than for the underwriting arrangements described herein) which would violate any restrictions on the Company contained in the Prospectus.

     All representations, warranties and agreements contained in this Selected Dealer Agreement (including any Addendum), the Sales Agency Agreement or in certificates submitted to you pursuant to this Selected Dealer Agreement or Sales Agency Agreement shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, you or any person who controls you, and shall survive the closing and termination of the Offering.

     You shall indemnify, defend and hold harmless the Company, Carey Financial, LLC, its affiliates and their or its officers, directors, trustees, employees and agents, against all losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Company, its affiliates and their or its officers, directors, trustees, employees or agent, which they or any of them may incur arising out of (i) the offer or sale (as such term is defined in the '33' Act) by you, or any person acting on your behalf, of any Shares pursuant to this Selected Dealer Agreement, if such loss, claim, demand, liability, or expense arises out of or is based upon an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by you which is also, as the case may be, contained in or omitted from the Prospectus or the Registration Statement and which statement or omission was not based on information supplied to the Company or Carey Financial, LLC by you; or (ii) the breach by you, or any person acting on your behalf, of any of the terms and conditions of this Selected Dealer Agreement. This indemnity provision shall survive the termination of this Selected Dealer Agreement.

     Any communication from you should be in writing addressed to Carey Financial, LLC, 50 Rockefeller Plaza, New York, NY 10020. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this Selected Dealer Agreement is mailed.

     The terms of this Agreement may be extended to cover additional offerings of shares of the Company by the execution by the parties hereto of an addendum identifying the shares and registration statement relating to such additional offering. Upon execution of such addendum, the terms "Shares", "Offering", "Registration Statement" and "Prospectus" set forth herein (and in any Addendum hereto) shall be deemed to be amended as set forth in such addendum.

     Please confirm your agreement hereto by signing and returning at once to us both of the enclosed duplicate of this Selected Dealer Agreement, including the information requested in Schedule A attached thereto. This Selected Dealer Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

                                        Very truly yours,

                                        CAREY FINANCIAL, LLC
                                        Sales Agent


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                                        Its:
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                                        CORPORATE PROPERTY ASSOCIATES 17 -
                                        GLOBAL INCORPORATED, the Company


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                                        Its:
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ACCEPTED, as of
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SELECTED DEALER:


By:
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Its:
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                     SCHEDULE A TO SELECTED DEALER AGREEMENT

                           SELECTED DEALER INFORMATION

                [PLEASE PRINT OR TYPE ALL REQUESTED INFORMATION]

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SELECTED/DEALER NAME:
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FIRM CRD NUMBER:
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SELECTED/DEALER ADDRESS:
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PHONE NUMBER:
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NAME OF PERSON SIGNING SELECTED DEALER AGREEMENT:
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TITLE OF PERSON SIGNING SELECTED DEALER AGREEMENT:
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             CORPORATE PROPERTY ASSOCIATES 17 - GLOBAL INCORPORATED
                      ADDENDUM TO SELECTED DEALER AGREEMENT

     The following reflects the Selected Dealer fee as agreed upon between Carey Financial, LLC (the "Sales Agent") and the Selected Dealer, effective [_______], 200__.

     Each calendar year, the Selected Dealer may qualify to receive a fee (the "Selected Dealer Fee"), of up to [$____] per share in connection with sales of Corporate Property Associates 17 - Global Incorporated's (the Company) common stock by the Selected Dealer in such calendar year.

     Eligibility to receive the Selected Dealer Fee is conditioned upon the Selected Dealer reaching a prescribed minimum annual sales volume of shares of the Company's common stock and the Selected Dealer's compliance with one or more of the following conditions. Any determination regarding the Selected Dealer's compliance with the listed conditions will be made by the Sales Agent, in its sole discretion.

     1. The Selected Dealer has internal marketing and support personnel (telemarketers, marketing director, etc.) who assist the Managing Dealer's marketing team;

     2. The Selected Dealer has and uses internal marketing communications vehicle(s) to promote the Company. Vehicles may include, but are not restricted to, newsletters, conference calls, internal mail, etc.;

     3. The Selected Dealer will respond to investors' inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, the financial status of the Company and the real estate markets in which the Company has invested;

     4. The Selected Dealer will assist investors with reinvestments and redemptions; and/or

     5. The Selected Dealer will provide other services requested by investors from time to time and will maintain the technology necessary to adequately service investors.

     IN WITNESS WHEREOF, the parties have executed this Addendum on the date and year shown above.

SELECTED DEALER:                        SALES AGENT:

                                        CAREY FINANCIAL, LLC
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(Name of Selected Dealer)

By:                                     By:
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Name:                                   Name:
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Title:                                  Title:
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